As filed with the Securities and Exchange Commission on April 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

________________

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	55-0856151
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

________________

Amyris, Inc.

5885 Hollis Street, Suite 100
Emeryville, CA 94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 Equity Incentive Plan

(Full title of the plan)

John G. Melo

President and Chief Executive Officer

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq. Daniel J. Winnike, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
-- To be issued under the 2010 Equity Incentive Plan	8,223,215(2)	$0.50(3)	$4,111,608	$476.54
Total	8,223,215		$4,111,608	$476.54

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2010 Equity Incentive Plan (“2010 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	Represents an automatic increase in the number of shares available for issuance under the 2010 EIP equal to approximately 3% of 274,107,182 shares, the total issued and outstanding shares of the registrant’s common stock as of December 31, 2016 (as reflected in the records of the registrant’s stock transfer agent). This automatic increase was effective as of January 1, 2017. Shares available for issuance under the 2010 EIP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2010 (Registration No. 333-169715), February 28, 2011 (Registration No. 333-172514), March 9, 2012 (Registration No. 333-180006), March 28, 2013 (Registration No. 333-187598), May 20, 2013 (Registration No. 333-188711), April 14, 2014 (Registration No. 333-195259), April 2, 2015 (Registration No. 333-203213) and April 1, 2016 (Registration No. 333-210569).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Stock Market on April 10, 2017.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the registrant is filing this Registration Statement with the SEC to register 8,223,215 additional shares of common stock available for issuance under the 2010 EIP, pursuant to the provisions of the 2010 EIP providing for an annual increase in the number of shares available for issuance under the 2010 EIP equal to the lesser of (i) 5% of the registrant’s issued and outstanding shares of common stock as of December 31, 2016 or (ii) a number of shares as determined by the registrant’s Board of Directors. The registrant’s Board of Directors has approved an increase in the number of shares available for issuance under the 2010 EIP of approximately 3% of the registrant’s issued and outstanding shares of common stock as of December 31, 2016.

This Registration Statement hereby incorporates by reference the contents of the registrant’s registration statements on Form S-8 filed with the SEC on October 1, 2010 (Registration No. 333-169715), February 28, 2011 (Registration No. 333-172514), March 9, 2012 (Registration No. 333-180006), March 28, 2013 (Registration No. 333-187598), May 20, 2013 (Registration No. 333-188711), April 14, 2014 (Registration No. 333-195259), April 2, 2015 (Registration No. 333-203213) and April 1, 2016 (Registration No. 333-210569).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 17th day of April, 2017.

AMYRIS, INC.

By: /s/ John Melo________________________

John Melo

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Melo and Kathleen Valiasek, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Melo
John Melo	Director, President and Chief Executive Officer (Principal Executive Officer)	April 17, 2017
/s/ Kathleen Valiasek
Kathleen Valiasek	Chief Financial Officer (Principal Financial Officer)	April 17, 2017
/s/ Karen Weaver
Karen Weaver	Vice President, Finance (Principal Accounting Officer)	April 17, 2017
/s/ Geoffrey Duyk, M.D., Ph.D.
Geoffrey Duyk, M.D., Ph.D.	Director	April 17, 2017
/s/ Abraham Klaeijsen
Abraham Klaeijsen	Director	April 14, 2017

/s/ Carole Piwnica
Carole Piwnica	Director	April 17, 2017

/s/ Fernando Reinach, Ph.D.
Fernando Reinach, Ph.D.	Director	April 13, 2017

/s/ HH Sheikh Abdullah bin Khalifa Al Thani
HH Sheikh Abdullah bin Khalifa Al Thani	Director	April 15, 2017
/s/ Christophe Vuillez
Christophe Vuillez	Director	April 14, 2017
/s/ R. Neil Williams
R. Neil Williams	Director	April 17, 2017
/s/ Patrick Yang, Ph.D.
Patrick Yang, Ph.D.	Director	April 17, 2017

Exhibit Index

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.01	Restated Certificate of Incorporation	10-Q	001-34885	3.1	11/10/2010

3.02	Certificate of Amendment of the Restated Certificate of Incorporation dated May 9, 2013	S-8	333-188711	4.02	05/20/2013

3.03	Certificate of Amendment of the Restated Certificate of Incorporation dated May 12, 2014	10-Q	001-34885	3.02	08/08/2014

3.04	Certificate of Amendment of the Restated Certificate of Incorporation dated September 18, 2015	S-3/A	333-206331	3.03	11/04/2015

3.05	Certificate of Amendment of the Restated Certificate of Incorporation dated May 18, 2016	10-Q	001-34885	3.05	08/09/2016

3.06	Restated Bylaws	10-Q	001-34885	3.2	11/10/2010

4.01	Specimen of Common Stock Certificate	S-1/A	333-166135	4.01	07/06/2010

4.02	2010 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-166135	10.46	06/23/2010

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Independent Auditors, Pannell Kerr Forster of Texas, P.C.					X

23.03	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X